August 29, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	EntrepreneurShares Series Trust File no. 811-22436

Dear Sir or Madam:

We have read Exhibit 19(a)(4) of Form N-CSR of ERShares Global Entrepreneurs and ERShares Private- Public Crossover ETF (formerly ERShares Entrepreneurs ETF), each a series of EntrepreneurShares Series Trust, dated August 29, 2025, and agree with the statements concerning our Firm contained therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report.

Very truly yours,

COHEN & COMPANY, LTD.